                                                                   Exhibit 10.33
================================================================================

                                PLEDGE AGREEMENT

                                      among

                             RENEGY HOLDINGS, INC.,
                             a Delaware corporation,
                                   as Pledgor

                                  RENEGY, LLC,
                      an Arizona limited liability company,
                                   as Borrower

                              RENEGY TRUCKING, LLC,
                      an Arizona limited liability company,
                                   as Borrower

                      SNOWFLAKE WHITE MOUNTAIN POWER, LLC,
                      an Arizona limited liability company,
                                   as Borrower

                                       AND

                                  COBANK, ACB,
                               as Collateral Agent

                           DATED AS OF OCTOBER 1, 2007

================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I    DEFINITIONS.................................................     2
   1.1       Defined Terms...............................................     2
   1.2       Credit Agreement and UCC Definitions........................     3
   1.3       Rules of Interpretation.....................................     3

ARTICLE II   PLEDGE AND GRANT OF SECURITY INTEREST.......................     3
   2.1       Granting Clause.............................................     3
   2.2       Retention of Certain Rights.................................     4

ARTICLE III  OBLIGATIONS SECURED.........................................     4

ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF PLEDGOR...................     5
   4.1       Organization................................................     5
   4.2       Power and Authorization; Enforceable Obligations............     5
   4.3       No Legal Bar................................................     5
   4.4       Beneficial Ownership; Pledged Equity Interests..............     5
   4.5       No Prior Assignment.........................................     6
   4.6       No Other Financing Documents................................     6
   4.7       Compliance with Law.........................................     6
   4.8       No Litigation...............................................     6
   4.9       Taxes.......................................................     6
   4.10      Investment Company Act; Federal Energy Laws.................     6
   4.11      Name, Organizational Number.................................     6
   4.12      Borrower's Information......................................     6
   4.13      Capital Adequacy, Etc.......................................     7
   4.14      Perfection of Security Interest.............................     7
   4.15      After-Acquired Collateral...................................     7

ARTICLE V    COVENANTS OF PLEDGOR........................................     7
   5.1       Compliance with Obligations.................................     8
   5.2       Defense of Collateral.......................................     8
   5.3       Preservation of Value; Limitation of Liens..................     8
   5.4       No Other Filings............................................     8
   5.5       No Sale of Collateral.......................................     8

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
   5.6       Notice......................................................     8
   5.7       Filing of Bankruptcy Proceedings............................     8
   5.8       Distributions...............................................     9
   5.9       Maintenance of Records......................................     9
   5.10      Name; Jurisdiction of Organization..........................     9
   5.11      Amendments to Organizational Documents......................     9
   5.12      Proceeds of Collateral......................................     9
   5.13      Collateral Secured by Possession............................     9

ARTICLE VI   EVENTS OF DEFAULT...........................................     9

ARTICLE VII  REMEDIES UPON EVENT OF DEFAULT..............................    10
   7.1       Remedies Upon an Event of Default...........................    10
   7.2       Minimum Notice Period.......................................    11
   7.3       Right to Cure...............................................    11
   7.4       Expenses; Interest..........................................    11
   7.5       Sale of Collateral..........................................    11
   7.6       Compliance With Limitations and Restrictions................    12
   7.7       No Impairment of Remedies...................................    12

ARTICLE VIII MISCELLANEOUS...............................................    12
   8.1       Remedies Cumulative; Delay Not Waiver.......................    12
   8.2       Borrower's Consent and Covenant.............................    16
   8.3       Attorney-in-Fact............................................    16
   8.4       Perfection; Further Assurances..............................    17
   8.5       Payment of Taxes............................................    17
   8.6       Place of Business; Location of Records......................    18
   8.7       Continuing Assignment and Security Interest; Transfer of
                Notes....................................................    18
   8.8       Termination of Security Interest............................    18
   8.9       Security Interest Absolute..................................    18
   8.10      Limitation on Duty of Collateral Agent with Respect to the
                Collateral...............................................    19
   8.11      Amendments; Waivers; Consents...............................    19
   8.12      Notices.....................................................    19

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
   8.13      Modification of Obligations.................................    20
   8.14      Governing Law...............................................    20
   8.15      Reinstatement...............................................    21
   8.16      Severability................................................    21
   8.17      Survival of Provisions......................................    21
   8.18      Headings Descriptive........................................    21
   8.19      Entire Agreement............................................    21
   8.20      Time........................................................    21
   8.21      Counterparts................................................    21
   8.22      Limitation of Liability.....................................    22
   8.23      Submission to Jurisdiction..................................    22
   8.24      WAIVER OF JURY TRIAL........................................    22
   8.25      Knowledge and Attribution...................................    22
   8.26      Rights of Collateral Agent..................................    22
   8.27      Consent and Acknowledgement.................................    23
   8.28      Third Party Beneficiaries...................................    23
   8.29      Waiver of Transfer Restrictions.............................    23
   8.30      Scope of Liability..........................................    23

                                PLEDGE AGREEMENT

     This PLEDGE AGREEMENT, dated as of October 1, 2007 (this "Agreement"), is entered into by and among RENEGY HOLDINGS, INC., a Delaware corporation ("Pledgor"), RENEGY, LLC, an Arizona limited liability company ("Renegy"), RENEGY TRUCKING, LLC, an Arizona limited liability company ("Renegy Trucking"), SNOWFLAKE WHITE MOUNTAIN POWER, LLC, an Arizona limited liability company ("SWMP" and together with Renegy and Renegy Trucking, "Borrowers") and COBANK, ACB, in its capacity as collateral agent (together with its successors, designees and assigns in such capacity, "Collateral Agent").

                                    RECITALS

     A. Pledgor is the sole manager of, and owns all the membership interests of Borrowers.

     B. In order to finance the development, construction, financing, ownership, operation and maintenance of the approximately 24 MW biomass-fired power generation plant to be located near Snowflake, Arizona (the "Project"), Borrowers entered into that certain Credit Agreement, dated as of September 1, 2006 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Borrowers, CoBank, ACB, as lead arranger, administrative agent (in such capacity, "Administrative Agent") and Collateral Agent, CoBank, ACB, as letter of credit issuer ("LC Issuer") and the financial institutions parties thereto ("Lenders"), pursuant to which, among other things, Lenders have extended commitments to make loans to, and for the benefit of, Borrowers.

     C. It was a condition precedent to the effectiveness of the Credit Agreement and the making of the advances of credit contemplated thereby that SWMP, Collateral Agent and Stone Axe Power Ranch, LLC, an Arizona limited liability company and sole member of SWMP ("Stone Axe"), enter into a Pledge Agreement, dated as of September 1, 2006 (the "Stone Axe Pledge Agreement"), pursuant to which Stone Axe pledged all of the membership interests of SWMP to the Collateral Agent.

     D. It was a condition precedent to the effectiveness of the Credit Agreement and the making of the advances of credit contemplated thereby that Renegy, Renegy Trucking, Collateral Agent and New Mexico and Arizona Land Company, LLC, an Arizona limited liability company and sole member of each of Renegy and Renegy Trucking ("NMALC"), enter into a Pledge Agreement, dated as of September 1, 2006 (the "NMALC Pledge Agreement"), pursuant to which NMALC pledged all of the membership interests of Renegy and Renegy Trucking to the Collateral Agent.

     E. Pursuant to that certain Contribution and Merger Agreement, dated May 8, 2007, by and among Catalytica Energy Systems, Inc., a Delaware corporation, Pledgor, Snowflake Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Pledgor, (iv) Borrowers, Robert M. Worsley, Christi
M. Worsley and the Robert M. Worsley and Christi M. Worsley Revocable Trust, as amended, Pledgor acquired all of the membership interests of Borrower (the "Transaction").

     F. In connection with the Transaction, and in order to preserve the security interest of the Collateral Agent for the benefit of the Secured Parties in Borrowers, Pledgor has agreed to enter into this Pledge Agreement as of the date set forth above to replace the Stone Axe Pledge Agreement and the NMALC Pledge Agreement.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the promises contained herein, and to induce the Administrative Agent, the Collateral Agent, Lenders and LC Issuer to continue to perform under the Credit Agreement and to make the advances of credit to Borrowers contemplated thereby and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor and Borrowers hereby agree with Collateral Agent, as follows:

                                    ARTICLE I
                                   DEFINITIONS

     1.1 Defined Terms. The following terms when used in this Agreement, including its preamble and recitals, shall have the following meanings:

     "Administrative Agent" has the meaning given in the recitals to this Agreement.

     "Borrowers" has the meaning given in the preamble to this Agreement.

     "Credit Agreement" has the meaning given in the recitals to this Agreement.

     "Collateral" has the meaning given in Section 2.1.

     "Collateral Agent" has the meaning given in the preamble to this Agreement.

     "Governing Documents" means each Borrower's Articles of Organization.

     "LC Issuer" has the meaning given in the recitals to this Agreement.

     "Lenders" has the meaning given in the recitals to this Agreement.

     "NMALC" has the meaning given in the recitals to this Agreement.

     "NMALC Pledge Agreement" has the meaning given in the recitals to this Agreement.

     "Pledged Equity Interests" has the meaning given in Section 2.1.

     "Pledgor" has the meaning given in the preamble to this Agreement.

     "Project" has the meaning given in the recitals to this Agreement.

     "Renegy" has the meaning given in the preamble to this Agreement.

     "Renegy Trucking" has the meaning given in the preamble to this Agreement.

     "Secured Parties" means Collateral Agent, Administrative Agent, LC Issuer, the Lenders and each of their respective successors, transferees and assigns; provided, that no Affiliate of any Borrower shall be a "Secured Party" under this Agreement.

     "Stone Axe" has the meaning given in the recitals to this Agreement.

     "Stone Axe Pledge Agreement" has the meaning given in the recitals to this Agreement.

     "SWMP" has the meaning given in the preamble to this Agreement.

     "Transaction" has the meaning given in the recitals to this Agreement.

     "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions related to such provisions.

     1.2 Credit Agreement and UCC Definitions. Unless otherwise defined herein,
(i) all capitalized terms used in this Agreement shall have the meanings provided in Exhibit A to the Credit Agreement or, if not defined therein, the UCC, and (ii) all terms defined in the UCC and used herein shall have the same definitions herein as specified therein. If a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9.

     1.3 Rules of Interpretation. Unless otherwise provided herein, the rules of interpretation set forth in Exhibit A of the Credit Agreement shall apply to this Agreement, including its preamble and recitals, and are incorporated herein by reference, mutatis mutandis.

                                   ARTICLE II
                      PLEDGE AND GRANT OF SECURITY INTEREST

     2.1 Granting Clause. Pledgor hereby assigns, grants and pledges to Collateral Agent for the benefit of the Secured Parties a continuing first-priority security interest in all right, title and interest of Pledgor, now owned or hereafter existing or acquired, in, to and under any and all of the following (collectively, the "Collateral"):

          (a) all of the membership interests of Borrowers (the "Pledged Equity Interests");

          (b) all rights to receive income, gain, profit, dividends and other distributions allocated or distributed to Pledgor in respect of or in exchange for all or any portion of the Pledged Equity Interests;

          (c) all of Pledgor's capital or ownership interest, including capital accounts, in Borrowers, and all accounts, deposits or credits of any kind with Borrowers;

          (d) all of Pledgor's voting rights in or rights to control or direct the affairs of Borrowers;

          (e) all of Pledgor's rights, title and interest, as the sole member of Borrowers, in, to or under any and all of Borrowers' assets or properties;

          (f) all other rights, title and interest in or to Borrowers derived from the Pledged Equity Interests;

          (g) all indebtedness or other obligations of Borrowers owed to Pledgor;

          (h) all claims of Pledgor for damages arising out of, or for any breach or default relating to, the Collateral;

          (i) all rights of Pledgor to terminate, amend, supplement, modify, or cancel, the Governing Documents of Borrowers, to take all actions thereunder and to compel performance and otherwise exercise all remedies thereunder;

          (j) all securities, notes, certificates and other instruments representing or evidencing any of the foregoing rights and interests or the ownership thereof and any interest of Pledgor reflected in the books of any financial intermediary pertaining to such rights and interests and all non-cash dividends, cash, options, warrants, stock splits, reclassifications, rights, instruments or other investment property and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such rights and interests; and

          (k) to the extent not included in any of the foregoing, all proceeds of the foregoing Collateral, whether cash or non-cash;

provided, however, that "Collateral" shall not include any distribution, repayment of subordinated debt or any other payments made by or on behalf of Borrowers to Pledgor expressly permitted pursuant to the terms of the Credit Documents.

     2.2 Retention of Certain Rights. So long as Collateral Agent has not exercised remedies with respect to the Collateral under this Agreement or any other Credit Document upon the occurrence of an Event of Default, Pledgor reserves the right to exercise all voting and other rights with respect to the Collateral (except as limited by the Credit Documents) and to receive all income, dividends and other distributions from the Collateral (except as limited by the Credit Documents); provided that no vote shall be cast, right exercised or other action taken which could materially impair the Collateral.

                                   ARTICLE III
                               OBLIGATIONS SECURED

     Without limiting the generality of the foregoing, this Agreement and all of the Collateral secure the payment and performance when due of all Obligations. If enforcement of the liability of Pledgor under this Agreement for the full amount of the Obligations would be an unlawful or voidable transfer under any applicable fraudulent conveyance or fraudulent transfer law or any comparable law, notwithstanding the representation and warranty set forth in
Section 4.13 or anything to the contrary herein, then the liability of Pledgor hereunder shall be reduced to the highest amount for which such liability may then be enforced without giving rise to an unlawful or voidable transfer under any such law.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF PLEDGOR

     Pledgor represents and warrants to and in favor of Collateral Agent, as of the date hereof, as follows:

     4.1 Organization. Pledgor is (a) a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) duly qualified as a foreign corporation and in good standing, in each jurisdiction in which such qualification is required by law, and (c) duly qualified, authorized to do business and in good standing in each jurisdiction in which such qualification is necessary to execute, deliver and perform this Agreement and each of the other Project Documents to which it is a party.

     4.2 Power and Authorization; Enforceable Obligations. Pledgor has the full corporate power and authority to execute, deliver and perform this Agreement and to take all action as may be necessary to complete the transactions contemplated hereunder. Pledgor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and to complete the transactions contemplated hereby. No consent or authorization of, filing with, or other act by or in respect of any other Person or governmental authority is required in connection with the execution, delivery or performance by Pledgor, or the validity or enforceability as to Pledgor, of this Agreement, except such consents or authorizations or filings or other acts as have already been obtained or made. This Agreement has been duly executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the right of creditors generally and by general principles of equity.

     4.3 No Legal Bar. The execution, delivery and performance by Pledgor of this Agreement and the consummation of the transactions contemplated hereby (including the granting of security interests hereunder) do or will not violate any applicable law or any material contractual obligation of Pledgor and do or will not result in, or require, the creation or imposition of any Lien (other than the Liens created pursuant to this Agreement) on any of the properties or revenues of Pledgor pursuant to any applicable law or any such contractual obligation.

     4.4 Beneficial Ownership; Pledged Equity Interests. Pledgor is the lawful and beneficial owner of and has full right, title and interest in, to and under rights and interests comprising the Collateral, subject to no Liens (other than the Lien created by this Agreement). The Pledged Equity Interests (a) have been duly authorized and validly issued, (b) are fully paid and non-assessable and
(c) constitute all of the outstanding membership interests of Borrowers. The Pledged Equity Interests are not securities governed by Article 8 of the New York Uniform Commercial Code, and are not certificated.

     4.5 No Prior Assignment. Pledgor has not previously assigned any of its rights in, to or under all or any portion of the Collateral.

     4.6 No Other Financing Documents. Pledgor has not executed and is not aware of any effective financing statement, security agreement or other instrument similar in effect covering all or any part of the Collateral on file in any recording office, except such as may have been filed pursuant to this Agreement and the other Credit Documents.

     4.7 Compliance with Law. Pledgor is in compliance with all applicable laws, except noncompliance which could not reasonably be expected to have a Material Adverse Effect, and no written notices of any material violation of any law relating to the Project or any Project Document have been received by Pledgor.

     4.8 No Litigation. There are no pending or, to Pledgor's knowledge, threatened in writing actions, suits, proceedings or investigations of any kind, including actions or proceedings of or before any governmental authority, relating to the Collateral or to which Pledgor is a party or is subject, or by which it or its properties are bound that, if adversely determined to or against Pledgor could reasonably be expected to have a Material Adverse Effect.

     4.9 Taxes. Pledgor has timely filed all federal, state and local tax returns that it is required to file (except where a failure to file such local tax return could not reasonably be expected to have a Material Adverse Effect), has paid all taxes it is required to pay to the extent due (other than those taxes that it is contesting in good faith and by appropriate proceedings, with adequate reserves established for such taxes) and, to the extent such taxes are not due, has established reserves that are adequate for the payment thereof to the extent required by GAAP.

     4.10 Investment Company Act; Federal Energy Laws. Pledgor is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. No provision of the Federal Power Act or the Public Utility Holding Company Act as to securities, rates or financial or organizational matters precludes Pledgor from entering into and performing its obligations hereunder.

     4.11 Name, Organizational Number. The name of Pledgor is "Renegy Holdings, Inc.", as indicated in the public records of the State of Delaware, and Pledgor's federal employee identification number is 20-8987239 and Pledgor's Delaware organizational number is 4335338.

     4.12 Borrower's Information. Pledgor has established adequate means of obtaining financial and other information pertaining to the businesses, operations and condition (financial or otherwise) of Borrowers and their properties on a continuing basis, and Pledgor now is and hereafter will be completely familiar with the businesses, operations and condition (financial or otherwise) of Borrowers and their properties. Pledgor hereby agrees that Collateral Agent shall not have any duty to advise Pledgor of information known to Collateral Agent regarding such condition or any such circumstances or of any changes or potential changes affecting the Collateral. In the event Collateral Agent, in its respective discretion, undertakes at any time or from time to time to provide any such information to Pledgor, Collateral Agent shall not be under any obligation (a) to undertake any investigation not a part of its regular business routine, or reasonable commercial lending practices or (b) to make any other or future disclosure of such information to Pledgor.

     4.13 Capital Adequacy, Etc.

          (a) After giving effect to the transactions contemplated by this Agreement and the contingent obligations evidenced hereby (but excluding the effect of the provisions of Article III which limit the Obligations to an amount that would not render Pledgor's indebtedness, liabilities or obligations under this Agreement subject to avoidance), Pledgor is not, on either an unconsolidated basis or a consolidated basis with any Affiliates of Borrowers, insolvent as such term is used or defined in any applicable Bankruptcy Law, and Pledgor has and will have assets which, fairly valued, exceed its indebtedness, liabilities or obligations.

          (b) Pledgor is not executing this Agreement with any intention to hinder, delay or defraud any present or future creditor or creditors of Pledgor.

          (c) Pledgor is not engaged in any business or transaction which, after giving effect to the transactions contemplated by this Agreement, will leave Pledgor with capital or assets which are unreasonably small in relation to the business or transactions engaged by Pledgor, and Pledgor does not intend to engage in any such business or transaction.

          (d) Pledgor does not intend to incur, nor does Pledgor believe that it will incur, debts beyond Pledgor's ability to repay such debts as they mature.

     4.14 Perfection of Security Interest. The security interest granted to Collateral Agent pursuant to this Agreement constitutes as to personal property included in the Collateral a valid lien. The security interest granted to Collateral Agent pursuant to this Agreement in the Collateral consisting of personal property will be perfected (a) with respect to any property that can be perfected by filing, upon the filing of financing statements in the proper filing offices and (b) with respect to any property, if any, that can be perfected by possession, upon Collateral Agent receiving possession thereof and, in each case, such security interest will be, as to Collateral perfected under the UCC or otherwise as aforesaid, superior and prior to the rights of all third Persons now existing or hereafter arising whether by way of mortgage, lien, security interests, encumbrance, assignment or otherwise.

     4.15 After-Acquired Collateral. It is understood and agreed that the foregoing representations and warranties shall apply only to the Collateral pledged on the date hereof and that, with respect to Collateral pledged thereafter, Pledgor shall, upon the written request of Collateral Agent, be required to make representations and warranties in form and substance substantially similar to the foregoing in supplements hereto and that such representations and warranties contained in such supplements hereto shall be applicable to such Collateral hereafter delivered.

                                    ARTICLE V
                              COVENANTS OF PLEDGOR

     Pledgor covenants to and in favor of Collateral Agent as follows:

     5.1 Compliance with Obligations. Pledgor shall perform and comply in all material respects with all obligations and conditions on its part to be performed with respect to the Collateral.

     5.2 Defense of Collateral. Pledgor shall, until the payment in full in cash and performance in full of all Obligations and the termination of all the Lender's Commitments and all other obligations to the Secured Parties under the Credit Documents (other than the Obligations that are intended to survive the termination of the Credit Documents and return or expiration of the Letter of Credit), defend its title to the Collateral and the interest of Collateral Agent in the Collateral pledged hereunder against the claims and demands of all Persons.

     5.3 Preservation of Value; Limitation of Liens. Pledgor shall not take or permit to be taken any action in connection with the Collateral which would impair in any material respect the value of the interests or rights of Pledgor therein or which would impair the interests or rights of Collateral Agent therein or with respect thereto, except as expressly permitted by the Credit Documents; provided, however, that nothing in this Agreement shall prevent Pledgor, prior to the exercise by Collateral Agent of any rights, pursuant to the terms hereof, from undertaking Pledgor's operations in the ordinary course of business in accordance with the Credit Documents. Pledgor shall not directly or indirectly create, incur, assume or suffer to exist any Liens on or with respect to all or any part of the Collateral (other than the Lien created by this Agreement). Pledgor shall at its own cost and expense promptly take such action as may be necessary to discharge any such Liens.

     5.4 No Other Filings. Pledgor shall not file or authorize or permit to be filed in any jurisdiction any financing statements under the UCC or any like statement relating to the Collateral in which Collateral Agent is not named as the sole secured party.

     5.5 No Sale of Collateral. Except as expressly permitted by this Agreement or the other Credit Documents, Pledgor shall not cause, suffer or permit the sale, assignment, conveyance, pledge or other transfer of all or any portion of Pledgor's ownership or interest or any portion of the Collateral. As used herein, the transfer of an ownership interest in the Collateral includes the sale, assignment, pledge, hypothecation, transfer or other disposition (voluntarily or involuntarily, by gift or otherwise, and whether as security or otherwise) of an equity interest in any Person substantially all of the assets of which consist directly or indirectly of an interest in any Borrower.

     5.6 Notice. Pledgor shall promptly, upon acquiring notice or giving notice, as the case may be, or obtaining knowledge thereof, give written notice (with copies of any such underlying notices) to Collateral Agent of any and all writings, documents or instruments evidencing any additional Collateral or any Collateral which has been converted from one type of Collateral into another type, including, without limitation, any Collateral with respect to which possession is required or permitted for the Lien and security interest granted therein under this Agreement to be perfected.

     5.7 Filing of Bankruptcy Proceedings. To the extent it may so agree to do so under applicable law, Pledgor, for itself, its successors and assigns, shall not cast any vote as an owner in any Borrower (a) in favor of the commencement of a voluntary case or other proceeding seeking liquidation, reorganization, rehabilitation or other relief with respect to any Borrower or any of their debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the owners of any Borrower or any substantial part of any Borrower's property, (b) to authorize any Borrower to consent to any such aforesaid relief or to the appointment of or taking possession by any such aforesaid official in an involuntary case or other proceeding commenced against any Borrower or (c) to authorize any Borrower to make a general assignment for the benefit of creditors.

     5.8 Distributions. If Pledgor in its capacity as owner of Borrowers receives any income, dividend or other distribution of money or property of any kind from any Borrower (other than as expressly permitted by the Credit Documents), Pledgor shall hold such income or distribution as trustee for, and shall promptly deliver the same to, Collateral Agent.

     5.9 Maintenance of Records. Pledgor shall, at all times, keep accurate and complete records of the Collateral. Pledgor shall permit representatives of Collateral Agent, upon reasonable prior written notice, at any time during normal business hours of Pledgor to inspect and make abstracts from Pledgor's books and records pertaining to the Collateral. Upon the occurrence and during the continuation of any Event of Default, at Collateral Agent's written request, Pledgor shall promptly deliver copies of any and all such records to Collateral Agent.

     5.10 Name; Jurisdiction of Organization. Pledgor shall not change its name, its jurisdiction of organization, the location of its principal place of business, its organization identification number or its fiscal year without notice to Collateral Agent at least 30 days prior to such change. In the event of such change, Pledgor shall at its expense or at the expense of any Borrower, as applicable, execute and deliver such instruments and documents as may be reasonably required by Collateral Agent or applicable law to maintain a prior perfected security interest in the Collateral.

     5.11 Amendments to Organizational Documents. Except as expressly permitted by this Agreement or the other Credit Documents, Pledgor shall not terminate, amend, supplement or otherwise modify, or cancel, the Governing Documents of Borrowers without the prior written consent of Collateral Agent.

     5.12 Proceeds of Collateral. Pledgor shall, at all times, keep pledged to Collateral Agent pursuant hereto all Collateral and shall not permit any Borrower to issue any membership interests or other equity interests unless such membership interests or other equity interests are immediately duly pledged to Collateral Agent hereunder on a first priority perfected basis.

     5.13 Collateral Secured by Possession. Pledgor shall, if requested by Collateral Agent, properly deliver or cause to be delivered to Collateral Agent all Collateral in which the Lien and security interest granted therein under this Agreement may be or is required to be perfected by possession.

                                   ARTICLE VI
                                EVENTS OF DEFAULT

     The occurrence of an Event of Default under, and as defined in, the Credit Agreement shall constitute an Event of Default hereunder. Any such Event of Default shall be considered cured for the purposes of this Agreement when it has been cured in accordance with the Credit Agreement.

                                   ARTICLE VII
                         REMEDIES UPON EVENT OF DEFAULT

     7.1 Remedies Upon an Event of Default. Upon the occurrence and during the continuation of an Event of Default, Collateral Agent, shall have the right, at its election, but not the obligation, to do any of the following:

          (a) vote or exercise any and all of Pledgor's rights or powers incident to its ownership of the Pledged Equity Interests, including any rights or powers to manage or control Borrowers;

          (b) demand, sue for, collect or receive any money or property at any time payable to or receivable by Pledgor on account of or in exchange for all or any part of the Collateral;

          (c) cause any action at law or suit in equity or other proceeding to be instituted and prosecuted to collect or enforce any obligation or right hereunder or included in the Collateral, including specific enforcement of any covenant or agreement contained herein, or to foreclose or enforce the security interest in all or any part of the Collateral granted herein, or to enforce any other legal or equitable right vested in it by this Agreement or by applicable law;

          (d) incur expenses, including reasonable attorneys' fees, reasonable consultants' fees, and other costs appropriate to the exercise of any right or power under this Agreement;

          (e) perform any obligation of Pledgor hereunder;

          (f) secure the appointment of a receiver for Pledgor without notice to Borrowers or Pledgor;

          (g) exercise any other or additional rights or remedies granted to Collateral Agent under any other provision of this Agreement or any other Credit Document, or exercisable by a secured party under the UCC, whether or not the UCC applies to the affected Collateral, or under any other applicable law;

          (h) take any other action which Collateral Agent deems necessary or desirable to protect or realize upon its security interest in the Collateral or any part thereof, and Pledgor hereby irrevocably appoints Collateral Agent as Pledgor's attorney-in-fact (as set forth in Section 8.3) to take any such action, including the execution and delivery of any and all documents or instruments related to the Collateral or any part thereof in Pledgor's name, and said appointment shall create in Collateral Agent a power coupled with an interest which shall be irrevocable; or

          (i) appoint another Person (who may be an employee, officer or other representative of Collateral Agent) to do any of the foregoing, or take any other action permitted hereunder, as agent for or representative of, and on behalf of, Collateral Agent.

     7.2 Minimum Notice Period. If, pursuant to applicable law, prior notice of any action described in Section 7.1 is required to be given to Pledgor or any Borrower, Pledgor and Borrowers hereby acknowledge and agree that the minimum time required by such applicable law, or if no minimum is specified, 10 Business Days, shall be deemed a reasonable notice period.

     7.3 Right to Cure. In addition to the foregoing remedies, Collateral Agent may, but shall not be obligated to, cure any Event of Default and incur reasonable fees, costs and expenses in doing so, in which event each applicable Borrower shall reimburse Collateral Agent within five Business Days after written demand for all such fees, costs and expenses, together with interest thereon at the Default Rate from the date payable until the date repaid in full.

     7.4 Expenses; Interest. All reasonable costs and expenses (including reasonable attorneys' fees and expenses) incurred by Collateral Agent in connection with exercising any actions taken under Section 7.1, together with interest thereon (to the extent permitted by law) computed at a rate per annum equal to the Default Rate or the maximum rate permitted by law, whichever is less, from the date due to the date of payment thereof, shall be added to the indebtedness secured by this Agreement and shall be paid by each applicable Borrower to Collateral Agent within 10 Business Days after written demand.

     7.5 Sale of Collateral. In addition to exercising the foregoing rights, upon the occurrence and during the continuation of an Event of Default, Collateral Agent may, to the extent permitted by applicable law, arrange for and conduct a sale of the Collateral at a public or private sale (as Collateral Agent may elect) which sale may be conducted by an employee or representative of Collateral Agent, without any demand of performance or notice of intention to sell or dispose of, or of time or place of sale or disposition (except such notice as required by any applicable law), and any such sale shall be considered or deemed to be a sale made in a commercially reasonable manner. Collateral Agent may release, temporarily or otherwise, to Pledgor any item of Collateral of which Collateral Agent has taken possession pursuant to any right granted to Collateral Agent by this Agreement without waiving any rights granted to Collateral Agent under this Agreement, the Credit Agreement or the other Credit Documents. Pledgor, in dealing with or disposing of the Collateral or any part thereof, hereby waives all rights, legal and equitable, it may now or hereafter have to require marshaling of assets or to require, upon foreclosure, sales of assets in a particular order. Pledgor also waives its right to challenge the reasonableness of any disclaimer of warranties, title and the like made by Collateral Agent in connection with a sale of the Collateral. Each successor and assign of Pledgor, including a holder of a Lien subordinate to the Lien created hereby (without implying that Pledgor has, except as expressly provided in the Credit Documents, a right to grant an interest in, or a subordinate Lien on, any of the Collateral), by acceptance of its interest or Lien agrees that it shall be bound by the above waiver, to the same extent as if such holder gave the waiver itself. Pledgor also hereby waives, to the full extent it may lawfully do so, the benefit of all laws providing for rights of appraisal, valuation, stay or extension or of redemption after foreclosure now or hereafter in force. If Collateral Agent sells any of the Collateral upon credit,

Pledgor will be credited only with payments actually made by the purchaser, received by Collateral Agent and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Collateral Agent may resell the Collateral and Pledgor shall be credited with the proceeds of the sale. In the event Collateral Agent shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or this Agreement or any other Credit Document, Collateral Agent may bid all or less than the amount of the Obligations. To the extent permitted by applicable law, the amount of the successful bid at any such sale, whether Collateral Agent or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations.

     7.6 Compliance With Limitations and Restrictions. Pledgor hereby agrees that in respect of any sale of any of the Collateral pursuant to the terms hereof, Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as Collateral Agent may be advised by counsel is necessary in order to avoid any violation of applicable law, or in order to obtain any required approval of the sale or of the purchaser by any governmental authority or official, and Pledgor further agrees that such compliance shall not, in and of itself, result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall Collateral Agent be liable or accountable to Pledgor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

     7.7 No Impairment of Remedies. If, in the exercise of any of its rights and remedies under this Agreement, Collateral Agent shall forfeit any of its rights or remedies, whether because of any applicable law pertaining to "election of remedies" or otherwise, Pledgor hereby consents to such action by Collateral Agent and, to the extent permitted by applicable law, waives any claim based upon such action, even if such action by Collateral Agent shall result in a full or partial loss of any rights of subrogation, indemnification or reimbursement which Pledgor might otherwise have had but for such action by Collateral Agent or the terms herein. Any election of remedies which results in the denial or impairment of the right of Collateral Agent to seek a deficiency judgment against any Borrower shall not, to the extent permitted by applicable law, impair Pledgor's obligations hereunder.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     8.1 Remedies Cumulative; Delay Not Waiver.

          8.1.1 Remedies Cumulative. No right, power or remedy herein conferred upon or reserved to Collateral Agent is intended to be exclusive of any other right, power or remedy, and every such right, power and remedy shall, to the extent permitted by applicable law, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Resort to any or all security now or hereafter held by Collateral Agent may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both. If Collateral Agent may, under applicable law, proceed to realize its benefits under this Agreement or any other Credit Document giving Collateral Agent a Lien upon any Collateral, whether owned by Pledgor or by any other Person, either by judicial foreclosure or by non judicial sale or enforcement, Collateral Agent may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of the rights and remedies of Collateral Agent under this Agreement.

          8.1.2 No Waiver; Separate Causes of Action. No delay or omission to exercise any right, power or remedy accruing to Collateral Agent upon the occurrence and during the continuance of any Event of Default as aforesaid shall impair any such right, power or remedy of Collateral Agent, nor shall it be construed to be a waiver of any such Event of Default or of any similar breach or default thereafter occurring or an acquiescence therein, nor shall any waiver of any other breach or default under this Agreement or any other Credit Document be deemed a waiver of any other breach or default theretofore or thereafter occurring. Each and every default by Pledgor in payment hereunder shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises and every power and remedy given by this Agreement may be exercised from time to time, and as often as shall be deemed expedient, by Collateral Agent.

          8.1.3 Application of Proceeds. The proceeds of any sale of or other realization upon, all or any part of the Collateral taken in accordance with this Agreement, shall be applied to the repayment of the Advances and otherwise in accordance with the Credit Agreement. Each applicable Borrower shall remain liable for any deficiency.

          8.1.4 Certain Waivers. Pledgor hereby waives and relinquishes, to the maximum extent permitted by applicable law, all rights and remedies accorded to pledgors, sureties or guarantors and agrees not to assert or take advantage of any such rights or remedies, including:

          (a) any law limiting remedies, including recovery of a deficiency against Borrowers, under an obligation secured by a mortgage or deed of trust on real property if the real property is sold under a power of sale contained in the mortgage or deed of trust, and all defenses based on any loss whether as a result of any such sale or otherwise;

          (b) any right to require Collateral Agent to proceed against any Borrower or any other Person or to proceed against or exhaust any security held by Collateral Agent at any time or to pursue any other remedy in Collateral Agent's power before proceeding against Pledgor;

          (c) any defense that may arise by reason of the incapacity, lack of power or authority, death, dissolution, merger, termination or disability of Pledgor, any Borrower or any other Person or the failure of Collateral Agent or any Secured Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of Pledgor, any Borrower or any other Person;

          (d) any right to enforce any remedy that Collateral Agent may have against any Borrower or any other Person and any right to participate in any security held by Collateral Agent until the Obligations have been paid and the covenants of the Credit Documents have been performed in full;

          (e) any right to require Collateral Agent to give any notices of any kind, including, without limitation, notices of nonpayment, nonperformance, protest, dishonor, default, delinquency or acceleration, or to make any presentments, demands or protests, except as set forth herein or expressly provided in the Credit Agreement or any of the Credit Documents;

          (f) any right to assert the bankruptcy or insolvency of any Borrower or any other Person as a defense hereunder or as the basis for rescission hereof and any defense arising because of Collateral Agent's election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of
Section 1111(b)(2) of the Federal Bankruptcy Code;

          (g) subject to Section 8.9, any right under any law purporting to reduce Pledgor's obligations hereunder if the Obligations are reduced other than as a result of payment of such Obligations;

          (h) any defense based on the repudiation of the Credit Documents by any Borrower or any other Person, the failure by Collateral Agent or any Secured Party to enforce any claim against Pledgor, any Borrower or any other Person or the unenforceability in whole or in part of any Credit Documents;

          (i) all suretyship and guarantor's defenses generally;

          (j) any right to insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets, redemption or similar law, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Pledgor of its obligations under, or the enforcement by Collateral Agent of, this Agreement;

          (k) any requirement on the part of Collateral Agent to mitigate the damages resulting from any default;

          (l) any defense based upon an election of remedies by Collateral Agent, including an election to proceed by non judicial rather than judicial foreclosure, which destroys or otherwise impairs the subrogation rights of Pledgor, the right of Pledgor to proceed against any Borrower or another Person for reimbursement, or both;

          (m) any defense based on any offset against any amounts which may be owed by any Person to Pledgor for any reason whatsoever;

          (n) any defense based on any act, failure to act, delay or omission whatsoever on the part of any Borrower or any of their Affiliates or the failure by any Borrower or any of their Affiliates to do any act or thing or to observe or perform any covenant, condition or agreement to be observed or performed by it under the Credit Documents;

          (o) any defense, setoff or counterclaim which may at any time be available to or asserted by any Borrower or any of their Affiliates against Collateral Agent or any Secured Party or any other Person under the Credit Documents;

          (p) any duty on the part of Collateral Agent to disclose to Pledgor any facts Collateral Agent may now or hereafter know about any Borrower or any of their Affiliates, regardless of whether Collateral Agent has reason to believe that any such facts materially increase the risk beyond that which Pledgor intends to assume, or have reason to believe that such facts are unknown to Pledgor, or have a reasonable opportunity to communicate such facts to Pledgor; and

          (q) any defense based on any change in the time, manner or place of any payment under, or in any other term of, the Credit Documents or any other amendment, renewal, extension, acceleration, compromise or waiver of or any consent or departure from the terms of the Credit Documents; and

          (r) any defense based upon any borrowing or grant of a security interest under Section 364 of Title 11 of the United States Code.

          8.1.5 Foreclosure Waiver. To the extent permitted by applicable law, Pledgor waives the posting of any bond otherwise required of Collateral Agent in connection with any judicial process or proceeding to obtain possession of, replevy, attach, or levy upon the Collateral, to enforce any judgment or other security for the Obligations, to enforce any judgment or other court order entered in favor of Collateral Agent, or to enforce by specific performance, temporary restraining order, preliminary or permanent injunction, this Agreement or any other agreement or document between Pledgor and Collateral Agent. Pledgor further agrees that upon the occurrence and during the continuation of an Event of Default, Collateral Agent may elect to nonjudicially or judicially foreclose against any real or personal property security it holds for the Obligations or any part thereof, or to exercise any other remedy against any Borrower or any other Person, any security or any guarantor, even if the effect of that action is to deprive Pledgor of the right to collect reimbursement from any Borrower or any other Person for any sums paid by Pledgor to Collateral Agent.

          8.1.6 Waiver of Rights of Subrogation. Until the indefeasible payment in full in cash of the Obligations and the termination of all the Lender's Commitments and all other obligations to the Secured Parties under the Credit Documents (other than the Obligations that are intended to survive the termination of the Credit Documents), (a) Pledgor shall not have any right of subrogation and waives all rights to enforce any remedy which Collateral Agent now have or may hereafter have against any Borrower or any of their Affiliates, and waives the benefit of, and all rights to participate in, any security now or hereafter held by Collateral Agent from any Borrower or any of their Affiliates and (b) Pledgor waives any claim, right or remedy which Pledgor may now have or hereafter acquire against any Borrower or any of their Affiliates that arises hereunder and/or from the performance by Pledgor hereunder, including any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of Collateral Agent against any Borrower or any of their Affiliates, or any security which Collateral Agent now have or hereafter acquire, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise. Any amount paid to Pledgor on account of any such subrogation rights prior to the payment in full in cash of the Obligations and the termination of the Lender's Commitments and all other obligations to the Secured Parties under the Credit Documents (other than the Obligations that are intended to survive the termination of the Credit Documents) shall be held in trust for the benefit of the Secured Parties and shall immediately thereafter be paid to Collateral Agent, for the benefit of the Secured Parties.

     8.2 Borrower's Consent and Covenant. Any Borrower hereby consents to the assignment of and grant of a security interest in the Collateral to Collateral Agent for the benefit of the Secured Parties and to the exercise by Collateral Agent of all rights and powers assigned or delegated to Collateral Agent by Pledgor hereunder, including the rights upon and during an Event of Default to exercise Pledgor's voting rights and other rights to manage or control Borrowers, all in accordance with the Credit Documents.

     8.3 Attorney-in-Fact. Pledgor hereby constitutes and appoints Collateral Agent, acting for and on behalf of itself and each successor or assign of Collateral Agent the true and lawful attorney-in-fact of Pledgor, with full power and authority in the place and stead of Pledgor and in the name of Pledgor, Collateral Agent or otherwise, subject to the terms of the Credit Agreement, this Agreement and applicable law, to enforce all rights, interests and remedies of Pledgor with respect to the Collateral, including the right:

          (a) to ask, require, demand, receive and give acquittance for any and all moneys and claims for money due and to become due under or arising out of the Collateral, including any insurance policies;

          (b) to elect remedies under the Collateral and to endorse any checks or other instruments or orders in connection therewith;

          (c) to vote, demand, receive and enforce Pledgor's rights with respect to the Collateral;

          (d) to give appropriate receipts, releases and satisfactions for and on behalf of and in the name of Pledgor or, at the option of Collateral Agent, in the name of Collateral Agent, with the same force and effect as Pledgor could do if this Agreement had not been made;

          (e) to file any claims or take any action or institute any proceedings in connection therewith which Collateral Agent may reasonably deem to be necessary or advisable; and

          (f) to pay, settle or compromise all bills and claims which may be or become Liens or security interests against any or all of the Collateral, or any part thereof, unless a bond or other security satisfactory to Collateral Agent has been provided;

provided, however, that Collateral Agent shall not exercise any of the aforementioned rights unless an Event of Default has occurred and is continuing and Collateral Agent has not waived its remedies with respect thereto in accordance with the Credit Documents. This power of attorney is a power coupled with an interest and shall be irrevocable until the termination of this Agreement in accordance with the terms hereof and the other Credit Documents; provided further, however, that nothing in this Agreement shall prevent the Pledgor from, prior to the exercise by Collateral Agent of any of the aforementioned rights, undertaking the Pledgor's operations in the ordinary course of business in accordance with the Collateral and the Credit Documents.

     8.4 Perfection; Further Assurances.

          8.4.1 Perfection. Pledgor agrees that from time to time, at the expense of Pledgor, Pledgor shall promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary, or that Collateral Agent may reasonably request, in order to perfect, to ensure the continued perfection of, and to protect the assignment and security interest granted or intended to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Pledgor shall (a) deliver the Collateral or any part thereof to Collateral Agent, as Collateral Agent may reasonably request in accordance with this Agreement, accompanied by such duly executed instruments of transfer or assignment as Collateral Agent may reasonably request, and (b) authorize, execute and file such financing or continuation statements, or amendments thereto, and such other instruments, endorsements or notices, as may be reasonably necessary or desirable or as Collateral Agent may reasonably request, in order to perfect and preserve the assignments and security interests granted or purported to be granted hereby.

          8.4.2 Filing of Financing and Continuation Statements. Pledgor hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdictions and with any filing offices as Collateral Agent may reasonably determine are necessary or advisable to perfect the security interest granted to Collateral Agent, for the benefit of the Secured Parties, herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of the Collateral that describes such property in any other manner as Collateral Agent may reasonably determine is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to Collateral Agent herein. Copies of any such financing statements shall promptly be delivered to Pledgor.

          8.4.3 Information Concerning Collateral. Pledgor shall, promptly upon receipt of prior written request, provide to Collateral Agent all information and evidence it may reasonably request concerning the Collateral to enable Collateral Agent to enforce the provisions of this Agreement.

     8.5 Payment of Taxes. Pledgor shall pay or cause to be paid, before any fine, penalty, interest or cost attaches thereto, all taxes, assessments and other governmental or nongovernmental charges or levies (other than those taxes that it is contesting in good faith and by appropriate proceedings, and in respect of which it has established adequate reserves for such taxes) now or hereafter assessed or levied against the Collateral pledged by it hereunder (or against the Collateral in which Pledgor has granted to Collateral Agent a security interest of first priority) and shall retain copies of, and, upon written request, permit Collateral Agent to examine receipts showing payment of any of the foregoing.

     8.6 Place of Business; Location of Records. Unless Collateral Agent is otherwise notified under Section 5.10, the chief executive office of Pledgor is, and all records of Pledgor concerning the Collateral are and will be, located at the address set forth in Section 8.12.

     8.7 Continuing Assignment and Security Interest; Transfer of Notes. This Agreement shall create a continuing pledge and assignment of and security interest in the Collateral and shall (a) remain in full force and effect until the payment in full in cash and performance in full of the Obligations (other than the Obligations that are intended to survive the termination of the Credit Agreement) and as otherwise provided in Section 8.9; (b) be binding upon Borrowers, Pledgor, and their respective successors and assigns; and (c) inure, together with the rights and remedies of Collateral Agent, to the benefit of the Secured Parties and their successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), Collateral Agent may assign or otherwise transfer the Notes or other evidence of indebtedness held by it for the benefit of the Secured Parties to any other Person to the extent permitted by and in accordance with the Credit Agreement, and such other Person shall thereupon become vested with all or an appropriate part of the benefits in respect thereof granted to Collateral Agent herein or otherwise. The release of the security interest in any or all of the Collateral, the taking or acceptance of additional security, or the resort by Collateral Agent to any security it may have in any order it may deem appropriate, shall not affect the liability of any Person on the indebtedness secured hereby.

     8.8 Termination of Security Interest. Upon the payment in full in cash of all Obligations and the termination of all the Lender's Commitments (other than the obligations that are intended to survive the termination of the Credit Documents and return or expiration of the Letter of Credit), this Agreement and the security interest and all other rights granted hereby shall terminate and all rights to the Collateral shall revert to Pledgor. Upon any such termination, Collateral Agent will return all certificates previously delivered, if any, to Collateral Agent representing the Pledged Equity Interests and, at Pledgor's expense and upon its written direction, execute and deliver to Pledgor such documents (including UCC-3 termination statements) as any Borrower or Pledgor shall reasonably request to evidence such termination, to release all security interest on the Collateral and to return such Collateral to Pledgor. If this Agreement shall be terminated or revoked by operation of law, Pledgor shall indemnify and save Collateral Agent harmless from any loss (other than any loss arising out of the gross negligence or willful misconduct of Collateral Agent) which may be suffered or incurred by Collateral Agent in acting hereunder prior to the receipt by Collateral Agent, its successors, transferees, or assigns of notice of such termination or revocation.

     8.9 Security Interest Absolute. All rights of Collateral Agent and the security interest hereunder, and all obligations of Pledgor hereunder, shall be unconditional irrespective of: (a) any lack of validity or enforceability of the Credit Agreement, any other Credit Document or any other agreement or instrument relating thereto; (b) the failure of Collateral Agent (i) to assert any claim or demand or to enforce any right or remedy against any Borrower, any Affiliate of any Borrower or any other Person under the provisions of any Credit Document or otherwise or (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any of the Obligations; (c) any change in the time, manner or place of payment of, or in any other term of the Obligations (including any increase in the amount thereof), or any other amendment or waiver of or any consent to any departure from the any Credit Document; (d) any reduction, limitation, impairment or termination of any of the Obligations for any reason other than the written agreement of the Secured Parties to terminate the Obligations in full, but including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to, and Pledgor hereby waives any right to or claim of, any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligation of any Borrower, any Affiliate of any Borrower or otherwise; (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of any Credit Document;
(f) any exchange, surrender, release or non-perfection of any Collateral, or any release, amendment or waiver or addition of or consent to departure from any other security interest held by Collateral Agent; (g) any bankruptcy or insolvency of Borrowers, Pledgor or any other Person; or (h) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgor or any third party pledgor (other than the defense of payment).

     8.10 Limitation on Duty of Collateral Agent with Respect to the Collateral. The powers conferred on Collateral Agent hereunder are solely to protect its interest in the Collateral for the benefit of the Secured Parties and shall not impose any duty on Collateral Agent or any of its designated agents to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for monies actually received by it hereunder, and except to the extent of any duties imposed by applicable law which have not been waived hereunder, Collateral Agent shall have no duty with respect to any Collateral and no provision of this Agreement shall be interpreted as giving rise to any implied duties or obligations on the part of Collateral Agent. Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment that is substantially equivalent to that which Collateral Agent accords its own property, it being expressly agreed, to the maximum extent permitted by applicable law, that Collateral Agent shall have no responsibility for (a) taking any necessary steps to preserve rights against any Persons with respect to any Collateral, or (b) taking any action to protect against any diminution in value of the Collateral, but, in each case, Collateral Agent may do so and all expenses reasonably incurred in connection therewith shall be part of the Obligations.

     8.11 Amendments; Waivers; Consents. This Agreement may not be amended, amended and restated, supplemented or otherwise modified, except in a writing signed by each of the parties hereto and otherwise in accordance with the provisions of Section 11.21 of the Credit Agreement.

     8.12 Notices. All notices required or permitted under the terms and provisions hereof shall be in writing, and any such notice shall become effective upon delivery in accordance with Section 11.1 of the Credit Agreement. Notices to Borrowers or Collateral Agent may be given at the address set forth in Section 11.1 of the Credit Agreement. Notices to Pledgor may be given at the following address (or such other address as notified by Borrowers or Collateral Agent):

               Pledgor:   Renegy Holdings, Inc.
                          301 West Warner Road, Suite 132
                          Tempe, Arizona 85284-2961

     8.13 Modification of Obligations. If Collateral Agent shall at any time or from time to time, with or without the consent of, or notice to, Pledgor:

          (a) change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Obligations;

          (b) take any action under or in respect of the Credit Documents in the exercise of any remedy, power or privilege contained therein or available at law, equity or otherwise, or waive or refrain from exercising any such remedies, power or privileges;

          (c) amend or modify, in any manner whatsoever, the Credit Documents;

          (d) extend or waive the time for Pledgor's, any Borrower's or any other Person's performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Credit Documents, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

          (e) take and hold security or collateral for the payment of the Obligations, or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which Collateral Agent has been granted a Lien, to secure any indebtedness of Pledgor, any Borrower or any other Person party to a Credit Document to the Secured Parties;

          (f) release or limit the liability of anyone who may be liable in any manner for the payment of any amounts owed by Pledgor, any Borrower or any other Person party to a Credit Document to Collateral Agent;

          (g) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of Pledgor, any Borrower or any other Person party to a Credit Document are subordinated to the claims of Collateral Agent; or

          (h) apply any sums by whomever paid or however realized to any amounts owing by Pledgor or any Borrower to the Secured Parties in such manner as Collateral Agent shall determine in its discretion;

then, subject to Section 8.8, Collateral Agent shall not incur any liability to Pledgor pursuant hereto as a result thereof and no such action shall impair or release the obligations of Pledgor under this Agreement.

     8.14 Governing Law. This Agreement, including all matters of construction, validity, performance and the creation, validity, enforcement or priority of the Lien of, and security interests created by, this Agreement in or upon the Collateral shall be governed by the laws of the State of New York, without reference to conflicts of law (other than Section 5-1401 and Section 5-1402 of the New York General Obligations Law), except as required by mandatory provisions of law and except to the extent that the validity or perfection or priority of the Lien and security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York.

     8.15 Reinstatement. This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time any payment pursuant to this Agreement is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, reorganization, liquidation of Pledgor, any Borrower or any other Person party to a Credit Document or upon the dissolution of, or appointment of any intervenor or conservator of, or trustee or similar official for, Pledgor, any Borrower or any other Person party to a Credit Document or any substantial part of Pledgor's, any Borrower's or any other such Person's assets, or otherwise, all as though such payments had not been made, and each applicable Borrower shall pay Collateral Agent on demand all reasonable costs and expenses (including reasonable fees of counsel) incurred by Collateral Agent in connection with such rescission or restoration.

     8.16 Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

     8.17 Survival of Provisions. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the Credit Agreement and the making of the Advances and extensions of credit thereunder. Except as otherwise provided in this Agreement or implied by law, the agreements, representations and warranties of Pledgor set forth herein shall terminate at the same time as the security interest and other rights granted hereunder shall terminate pursuant to Section 8.8.

     8.18 Headings Descriptive. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

     8.19 Entire Agreement. This Agreement, together with the Credit Documents, is intended by the parties hereto as a final expression of their agreement and is intended as a complete and exclusive statement of the terms and conditions thereof. For the avoidance of doubt, this Agreement shall be deemed to supersede and replace the Stone Axe Pledge Agreement and NMALC Pledge Agreement for the purposes of the Credit Agreement and Credit Documents and upon the effectiveness of this Agreement, the Stone Axe Pledge Agreement and the NMALC Pledge Agreement are hereby terminated.

     8.20 Time. Time is of the essence of this Agreement.

     8.21 Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

     8.22 Limitation of Liability. No claim shall be made by Pledgor or any Borrower against Collateral Agent or any of its Affiliates, directors, employees, attorneys or agents for any loss of profits, business or anticipated savings, special or punitive damages or any indirect or consequential loss whatsoever in respect of any breach or wrongful conduct (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Agreement or the other Credit Documents or any act or omission or event occurring in connection therewith; and Pledgor and Borrowers hereby waive, release and agree not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in their favor.

     8.23 Submission to Jurisdiction. Collateral Agent, Borrowers and Pledgor agree that any legal action or proceeding by or against Pledgor or any Borrower or with respect to or arising out of this Agreement or any other Credit Document may be brought in or removed to the courts of the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York, as Collateral Agent may elect. By execution and delivery of this Agreement, Collateral Agent, Borrowers and Pledgor accept, for themselves and in respect of their property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Collateral Agent, Borrowers and Pledgor irrevocably consent to the service of process out of any of the aforementioned courts in any manner permitted by law. Nothing herein shall affect the right of Collateral Agent to bring legal action or proceedings in any other competent jurisdiction. Collateral Agent, Borrowers and Pledgor hereby waive any right to stay or dismiss any action or proceeding under or in connection with this Agreement brought before the foregoing courts on the basis of forum non-conveniens.

     8.24 WAIVER OF JURY TRIAL. PLEDGOR, BORROWERS AND COLLATERAL AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP AMONG PLEDGOR, BORROWERS AND COLLATERAL AGENT THAT IS BEING ESTABLISHED. PLEDGOR, BORROWERS AND COLLATERAL AGENT ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. PLEDGOR, BORROWERS AND COLLATERAL AGENT FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

     8.25 Knowledge and Attribution. Reference in this Agreement to the "knowledge", "best knowledge" or facts and circumstances "known to" Pledgor, and all like references, means facts or circumstances of which a responsible officer of Pledgor has actual knowledge.

     8.26 Rights of Collateral Agent. Collateral Agent shall be entitled to the rights, protections, immunities and indemnities set forth in the Credit Agreement as if specifically set forth herein.

     8.27 Consent and Acknowledgement. Pledgor hereby acknowledges receiving copies of the Credit Agreement and the other Credit Documents and consents to the terms and provisions of each.

     8.28 Third Party Beneficiaries. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon, or give to any Person, other than Pledgor, Borrowers and Collateral Agent, acting for the benefit of the Secured Parties, any security, rights, remedies or claims, legal or equitable, under or by reason hereof, or any covenant or condition hereof. This Agreement and the covenants and agreements herein contained are and shall be held to be for the sole and exclusive benefit of Pledgor, Borrowers and Collateral Agent, acting for the benefit of the Secured Parties.

     8.29 Waiver of Transfer Restrictions. Notwithstanding anything to the contrary contained in the LLC Agreement, Pledgor hereby waives any requirement contained in the LLC Agreement that it consent to a transfer of a membership interest in Borrowers in connection with a foreclosure on such membership interest under the Credit Documents.

     8.30 Scope of Liability. Collateral Agent acknowledges the applicability of the terms of Article 8 of the Credit Agreement.

                [Remainder of this Page Intentionally Left Blank]


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

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute this Pledge Agreement as of the date first above written.

                                        RENEGY HOLDINGS, INC.
                                        as Pledgor


                                        By: /s/ Robert M. Worsley
                                            ------------------------------------
                                        Name: Robert M. Worsley
                                        Title: Chief Executive Officer


                                        RENEGY, LLC,
                                        as Borrower


                                        By: /s/ Robert M. Worsley
                                            ------------------------------------
                                        Name: Robert M. Worsley
                                        Title: Manager


                                        RENEGY TRUCKING, LLC,
                                        as Borrower


                                        By: /s/ Robert M. Worsley
                                            ------------------------------------
                                        Name: Robert M. Worsley
                                        Title: Manager


                                        SNOWFLAKE WHITE MOUNTAIN POWER, LLC,
                                        as Borrower


                                        By: /s/ Robert M. Worsley
                                            ------------------------------------
                                        Name: Robert M. Worsley
                                        Title: Manager


                                        COBANK, ACB, as Collateral Agent


                                        By: /s/ David B. Willis
                                            ------------------------------------
                                        Name: David B. Willis
                                        Title: Managing Director, Energy
                                               Services, Communications and
                                               Energy Banking Group